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                                     EMPLOYMENT AGREEMENT

             AGREEMENT made this 11th day of February, 1997 by and between WILLIAMS HOSPITALITY GROUP INC., a Delaware corporation (the "Company") with its principal place of business at c/o El San Juan Hotel & Casino, 6063 East Isla Verde Avenue, Carolina, Puerto Rico 00979 and RICHARD F. JOHNSON ("Executive") residing at 90 Chapel Hill Terrace, Kinnelon, New Jersey 07405.

                                     W I T N E S S E T H :

        WHEREAS, the Company and Executive desire to enter into an employment agreement on the terms and subject to the conditions hereinafter set forth.

             NOW,   THEREFORE,   in   consideration   of  the  mutual  covenants
hereinafter set forth, the parties hereto agree as follows:

             1.  DUTIES.

                     1.1 The Company hereby employs Executive as an executive of the Company to perform services as Senior Vice President -- Chief Financial Officer and such other related supervisory, managerial or executive duties on behalf of the Company as the Board of



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Directors,  the  President  or the Chairman of the Board of the Company may from time to time determine. Executive shall report directly to the President of the Company.

                     1.2 Executive hereby accepts such employment. Throughout the period of his employment by the Company, Executive will devote his full time, attention, knowledge and skills, faithfully, diligently and to the best of his judgment and ability, to the performance of the duties assigned to him under
Section 1.1 hereof and in furtherance of the Company's business, and will observe and carry out such rules, regulations, policies, directions and restrictions as the Company shall from time to time establish. Executive shall sign and deliver to the Company such periodic statements of adherence to the Company's policies as the Company shall require. Executive shall at all times conduct himself in a manner so as to remain eligible to perform his duties under the laws of the Commonwealth of Puerto Rico, including laws, rules and regulations relating to gambling. Executive will do such traveling as may be reasonably required of him in the performance of his duties hereunder.

                     1.3 Executive shall not, without the written approval of a majority of the Company's Board of Directors first had and obtained in each instance, directly or indirectly, accept employment or compensation from or perform services of any nature for, any business enterprise other than the Company. The foregoing shall not preclude Executive's participation in non-profit organizations and/or associations related to the tourism and hotel industries that will directly or indirectly benefit the Company. Executive represents that (i) the resume of Executive


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attached hereto is true and correct,  and (ii) he is not a party to any contract or agreement which would prohibit or inhibit the performance of his duties hereunder.

             2. TERM OF EMPLOYMENT. Executive shall be employed under this agreement for a term of two years commencing on a date mutually agreeable to the Company and the Executive, but no later than March 1, 1997, and ending two years from such commencement date. The term may be extended by mutual agreement of the parties at the end of the first year of this agreement and each year thereafter. The Company may also terminate Executive's employment under this agreement for "cause" as provided in Paragraph hereof.

             3. BASE COMPENSATION. As base compensation for the performance by Executive of his obligations under Section 1 hereof, the Company shall pay Executive a salary at the rate of not less than $185,000 per year, payable from the date Executive's employment commences, in accordance with the Company's customary payroll practices for senior executives.

             4. ADDITIONAL BENEFITS. In addition to his base salary, Executive shall be entitled to the following benefits:

                            (i) Executive  shall be entitled to  participate  in
bonus, incentive and salary deferment plans generally available to senior executives of the Company which may be in effect from time to time during the period of his employment hereunder. Executive has been provided a copy of the Company's bonus and incentive plan as currently in effect, which, among


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other matters,  provides for senior management incentives up to 35% of salary on the terms and conditions set forth in such plan.

                            (ii) Executive shall be entitled to participate,  to
the extent he is eligible under the terms and conditions thereof, in any health, medical, disability and life insurance plans generally available to the executives of the Company which may be in effect from time to time during the period of his employment hereunder.

                            (iii) The  Company  shall  reimburse  Executive  for
reasonable and necessary expenses incurred by him in connection with the business of the Company, including, but not limited to, travel and lodging, in accordance with the reimbursement policy followed by the Company with respect to its executives. Executive will present receipts or vouchers for any requested reimbursements in accordance with the Company's policies. Executive shall also be entitled to senior executive privileges at the hotels managed by the Company as agreed to by the President of the Company.

                            (iv)  Executive  shall be entitled to paid  vacation
each year during the period of his employment in accordance with the Company's customary practices, such vacations to be taken at times mutually agreeable to Executive and the Board of Directors of the Company. Vacation time may not be accumulated from year to year.


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                            (v) For a  period  not to  exceed  90 days  from the
commencement date of Executive's employment under this agreement, Executive shall be provided housing in one of the hotels managed by the Company at no cost to Executive.

             5. TERMINATION FOR CAUSE. Upon ten days prior written notice, the Company may terminate this Agreement for "cause." "Cause" shall mean the occurrence of any of the following: (i) the indictment of Executive for a felony; (ii) the commission by Executive of any act of dishonesty or act of infidelity toward the Company, including any embezzlement or misappropriation of the Company's funds; (iii) a willful failure to follow lawful directions of the Chief Operating Officer, Chief Executive Officer or the Board of Directors of the Company or (iv) Executive's failure to maintain in force and in good standing any and all licenses, permits and approvals required of Executive by any relevant governmental authorities for the performance of Executive's obligations.

             6.  RESTRICTED ACTIVITIES.

                     6.1 During the term of this agreement, Executive shall not directly or indirectly, own, manage, operate, invest in or otherwise participate in or be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise (i) any entity which is engaged in the same or any similar business as the Company or (ii) any entity which is engaged in any business which renders services to or otherwise does business with the Company or any hotel or other facility owned or managed by the Company; or (iii) any tenant


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of any hotel or other  facility  owned or  managed by the  Company;  or (iv) any entity which owns property which is leased or utilized by the Company or any hotel or other facility owned or managed by the Company. Nothing herein contained shall be deemed to prohibit Executive from passively investing his funds in securities of a company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Executive's holdings therein represent less than one percent of the total number of shares or principal amount of other securities of such company outstanding.

                     6.2 During the term of this agreement and for a period of one year thereafter, Executive shall not, for himself or on behalf of any other person, partnership, corporation or entity, directly or indirectly (i) call on any customer or client of the Company or any hotel, casino or other facility owned or managed by the Company for the purpose of soliciting, diverting or taking away any customer or client from the Company or such hotel, casino or facility, for the benefit of any other hotel, casino or other facility, or (ii) induce, influence or seek to induce or influence any person who has been engaged as an employee, representative, agent, independent contractor or otherwise by the Company or any hotel, casino or facility managed by the Company, to terminate his or her relationship with the Company or such hotel, casino or facility to go to work for any other hotel, casino or other facility.

                     7. CHANGES IN OWNERSHIP. If during the term of this agreement there shall be a change in the ownership of the Company such that the current owners of the Company no longer own directly or indirectly at least 50% thereof, and if within 45 days following such


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change of ownership  Executive  notifies the Company in writing of his intention to terminate his employment under this agreement, the Company shall continue to pay Executive's base salary and shall continue to provide health and life insurance benefits to Executive from the date of such termination until the earlier to occur of (i) the expiration of the term of this agreement; or (ii) one year after the date of such change in ownership, or (iii) the date Executive begins other employment. In such event and as a condition to such payments Executive shall use reasonable efforts to obtain other employment as promptly as possible. If Executive's compensation level at such other employment is less than Executive's base salary under this agreement, the Company will pay Executive an amount equal to such difference at the same time as Executive's salary otherwise would have been paid under this agreement, such payment to be continued until the earlier to occur of the events identified in clauses (i) and
(ii) above. If the change of ownership referred to in the first sentence of this paragraph occurs and Executive desires to continue his employment hereunder but the Company does not desire to so continue Executive's employment, the Company may terminate this agreement on 30 days' prior notice to Executive and on the effective date of such termination, the Company shall pay to Executive as severance an amount equal to one year's base salary hereunder.

             8. SEVERANCE PAYMENTS. If Executive shall not have been terminated for cause or resigned his employment hereunder prior to one year from the date hereof, and if this agreement is not renewed by the Company at the end of the initial two year term, or if this agreement is terminated by the Company after one year from the date hereof but prior to the end of the term for reasons other than the causes specified in clauses (i) or (ii) of Paragraph 5,


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Executive shall receive severance pay equal to six months' base salary hereunder along with continued medical and life insurance coverage for the same period.

             9. INDEMNIFICATION. The Company agrees to indemnify Executive and hold Executive harmless for any and all costs, expenses, damages, obligations or losses incurred by Executive in the lawful performance of his duties hereunder.

             10. RELOCATION. The Company will pay the cost of relocating Executive's personal items, related incidental expenses and one car from New Jersey to Puerto Rico, not to exceed $8,000. The Company will also pay the excise tax of importing one car into Puerto Rico up to $5,000. If the Company's corporate offices are relocated to the mainland United States while Executive is employed hereunder, and Executive chooses to relocate his family to that new location, the Company will pay Executive's cost of so relocating his family and household goods, not to exceed $35,000. If the Company terminates this agreement for reasons other than cause and Executive still resides in Puerto Rico, the Company will pay the cost of relocating Executive back to the United States up to $8,000.

             11. ENTIRE AGREEMENT. This agreement supersedes any prior agreement or understanding with respect to the subject matter hereof and constitutes the entire agreement of the parties hereto. No amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.


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             12. NOTICES. Any notice required,  permitted or desired to be given pursuant to any of the provisions of this agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid, or sent by responsible overnight delivery service or transmitted by telephone facsimile to either of the parties at such party's address set forth below, or to such other address as such party may specify from time to time by notice to the other given in accordance with the provisions hereof:

                     If to the Company:

                     Williams Hospitality Group Inc.
                     c/o El San Juan Hotel & Casino
                     6063 East Isla Verde Avenue
                     Carolina, Puerto Rico  00979
                     Attention:  President

                     If to Executive:

                     90 Chapel Hill Terrace
                     Kinnelon, New Jersey 07405

The date of the giving of any notice sent by mail shall be the date two days after the posting of the mail.

             13. SUCCESSORS AND ASSIGNS; NO ASSIGNMENT WITHOUT CONSENT. This agreement shall inure to the benefit of and shall be binding upon the Company, its successors and permitted assigns. Neither this agreement nor the right to receive payments hereunder may be assigned by Executive without Executive's prior consent. Neither this agreement nor the right to


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Executive's   services   hereunder  may  be  assigned  by  the  Company  without
Executive's prior consent.

             14. NO WAIVER. No course of dealing nor any delay on the part of the Company or Executive in exercising any rights hereunder shall operate as a waiver of any such rights hereunder. No waiver of any default or breach of this agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

             15. GOVERNING LAW. This agreement shall be governed, interpreted and construed in accordance with the laws of the Commonwealth of Puerto Rico applicable to agreements entered into and to be performed entirely therein.

             IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed on the day and year first above written.

                                                 WILLIAMS HOSPITALITY GROUP INC.

                                       By:
                                          --------------------------------------
                                          Brian R. Gamache, President

                                          --------------------------------------
                                                  RICHARD F. JOHNSON


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